United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2024

Nu-Med Plus, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Belle Terre Building 2E Port Jefferson, NY	11777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 403-4337

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement

On April 25, 2024, Nu-Med Plus, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) for the merger of YourSpace America, Inc. (“YSA”) into the Company (the “Transaction”). The Company and YSA may be referred to herein each as a “Party” and, collectively, as the “Parties.”

Upon the Closing of the Transaction (the “Closing”), YSA will become a wholly owned subsidiary of the Company, at which time, the Company, (as the surviving entity) will assume all liabilities of YSA (as the merging entity) including any liabilities arising from, or in connection with, any contracts assigned by YSA to the Company as part of the Transaction.

Under the terms of the Share Exchange Agreement, the Shareholders of YSA (the “Shareholders”) have agreed to sell 100% of the issued and outstanding shares of YSA to the Company in exchange for the issuance of the Company’s Series A Preferred Stock, and Series X Preferred Stock, as follows:

4,500,000 shares of Series A Preferred Stock will be issued to such YSA Shareholders as designated by YSA at Closing. Each share of Series A Preferred Stock will carry 20:1 voting rights and will vote with the holders of Common Stock as one class, and each share will be convertible into 20 shares of Common Stock. The Series A Preferred Stock does not pay dividends, does not have a liquidation preference and is not redeemable by the Company.

1,000,000 shares of Series X Preferred Stock will be issued to YSA’s President, CEO and Chief Investment Officer, William R. “Russ” Colvin at Closing. Each share of Series X Preferred Stock will carry 100:1 voting rights and will vote with the holders of Common Stock as one class. The Series X Preferred Stock will provide Mr. Colvin with majority voting control of the Company, and will not be convertible into Common Stock. The Series X Preferred Stock does not pay dividends, does not have a liquidation preference and is not redeemable by the Company.

Additionally, upon the Closing, the Board of Directors of the Company will appoint Mr. Colvin as the Company’s President, Chief Executive Officer, and Director, at which time William Hayde shall be appointed Executive Chairman of the Board. Keith Merrell will continue to serve as the Company’s Chief Financial Officer and Director, and Jeffrey Robins will continue to serve as Director.

The Share Exchange Agreement contains additional customary terms, conditions, representations, warranties, and covenants typical in merger transactions as agreed to by the Parties. As of the date of this filing, and pursuant to the terms of the Share Exchange Agreement, the completion and closure of the Transaction remains subject to final due diligence.

The foregoing descriptions of the Share Exchange Agreement herein are qualified by the terms of the full text of the Share Exchange Agreement attached hereto as Exhibit 10.1, and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Share Exchange Agreement with YourSpace America, Inc. dated April 25, 2024.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NU-MED PLUS, INC.

Date:	April 26, 2024	By:	/s/ William Hayde
William Hayde
CEO, Principal Executive Officer